Exhibit 99.1
ENDO REPORTS THIRD-QUARTER 2017 FINANCIAL RESULTS

•	Third-quarter 2017 revenues of $787 million and reported $0.45 diluted (GAAP) loss per share from continuing operations

•	Third-quarter 2017 adjusted diluted earnings per share (EPS) from continuing operations of $0.91

•	Third-quarter 2017 Sterile Injectables revenues increased 28 percent to $175 million

•	Third-quarter 2017 Branded Specialty Products revenues increased 11 percent to $114 million

•	Third-quarter 2017 reported (GAAP) consolidated net loss of $97 million

•	Third-quarter 2017 adjusted EBITDA of $375 million

•	Company reaffirms full year 2017 revenues, adjusted diluted EPS and adjusted EBITDA financial guidance provided in August 2017
DUBLIN, November 9, 2017 -- Endo International plc (NASDAQ: ENDP) today reported third-quarter 2017 financial results, including:

•	Revenues of $787 million, an 11 percent decrease compared to third-quarter 2016 revenues of $884 million.

•	Reported net loss from continuing operations of $100 million compared to third-quarter 2016 reported net loss from continuing operations of $191 million.

•	Reported diluted loss per share from continuing operations of $0.45 compared to third-quarter 2016 reported diluted loss per share from continuing operations of $0.86.

•	Adjusted income from continuing operations of $204 million compared to third-quarter 2016 adjusted income from continuing operations of $226 million.

•	Adjusted diluted EPS from continuing operations of $0.91 compared to third-quarter 2016 adjusted diluted EPS from continuing operations of $1.01.

•	Adjusted EBITDA of $375 million compared to third-quarter 2016 adjusted EBITDA of $367 million.
"We continue to execute against our key priorities and deliver solid operating results," said Paul Campanelli, President and CEO of Endo. “Our core areas of focus, Sterile Injectables and Branded Specialty Products, are achieving impressive growth while we continue to drive margin expansion. We look forward to a strong finish to 2017 and we reaffirm the revenue and adjusted financial guidance we provided in August 2017."

FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Total Revenues	$786,887	$884,335	(11)%	$2,700,218	$2,768,761	(2)%
Reported (Loss) Income from Continuing Operations	$(99,687)	$(191,496)	(48)%	$(961,130)	$109,553	NM
Reported Diluted Weighted Average Shares	223,299	222,767	—%	223,157	223,060	—%
Reported Diluted (Loss) Income per Share from Continuing Operations	$(0.45)	$(0.86)	(48)%	$(4.31)	$0.49	NM
Adjusted Income from Continuing Operations	$204,052	$225,519	(10)%	$686,498	$658,591	4%
Adjusted Diluted Weighted Average Shares[1]	224,216	223,139	—%	223,779	223,060	—%
Adjusted Diluted EPS from Continuing Operations	$0.91	$1.01	(10)%	$3.07	$2.95	4%

(1)
Diluted per share data is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.

CONSOLIDATED RESULTS
Total revenues decreased by 11 percent to $787 million in third-quarter 2017 compared to the same period in 2016. The decline was primarily due to previously announced U.S. Generic Pharmaceuticals product discontinuances, pricing pressure from increased competition primarily impacting the U.S. Generics Base business, generic competition adversely impacting the Branded Established Products portfolio and the ceasing of shipments of OPANA® ER to customers by September 1, 2017.
GAAP net loss from continuing operations in third-quarter 2017 was $100 million compared to GAAP net loss from continuing operations of $191 million during the same period in 2016. This decrease included the impact of lower amortization of intangible assets in third-quarter 2017 and higher third-quarter 2016 tax expense primarily due to the amortization of a deferred charge. GAAP net loss per share from continuing operations for third-quarter 2017 was $0.45, compared to diluted GAAP loss per share from continuing operations of $0.86 in third-quarter 2016.
Adjusted income from continuing operations in third-quarter 2017 was $204 million compared to $226 million in third-quarter 2016. This decrease included the impact of an increase to interest expense, mainly due to the refinancing of the Company's secured debt in April 2017, and adjusted tax expense. Adjusted EPS from continuing operations in third-quarter 2017 was $0.91 compared to $1.01 in third-quarter 2016.

U.S. GENERIC PHARMACEUTICALS
During third-quarter 2017, the U.S. Generic Pharmaceuticals segment launched vigabatrin for oral solution USP, the first generic version of Sabril®, and sodium phenylbutyrate tablets, the first generic equivalent of Buphenyl®. Year-to-date in 2017, Par has launched 14 new generic products and has made nine submissions to regulatory authorities.
Third-quarter 2017 U.S. Generic Pharmaceuticals results include:

•	Revenues of $497 million, a 7 percent decrease compared to third-quarter 2016, as the decline in the U.S. Generics Base business was partially offset by strong growth in Sterile Injectables.

•	Sterile Injectables revenue increased 28 percent compared to third-quarter 2016; this increase was driven primarily by ADRENALIN® and VASOSTRICT®.

•
The U.S. Generics Base business revenues decreased 27 percent compared to third-quarter 2016; this decrease primarily resulted from the impact on third-quarter 2017 related to 2016 and 2017 competitive events, previously announced product discontinuances and the continued impact on pricing due to consolidation among our trade accounts.

U.S. BRANDED PHARMACEUTICALS
During third-quarter 2017, Endo, in partnership with Tim Herron, a four-time PGA Tour winner, and Damon Adamany, MD, of the CORE Institute, launched Facts on Hand, an unbranded campaign to raise awareness of Dupuytren’s Contracture, a progressive, potentially disfiguring hand condition. Endo also recently launched several direct-to-consumer initiatives intended to increase patient awareness of XIAFLEX® as a possible treatment option for Dupuytren’s Contracture and Peyronie’s Disease.
Third-quarter 2017 U.S. Branded Pharmaceuticals results include:

•
Revenues of $234 million, a 16 percent decrease compared to third-quarter 2016; this decrease was primarily attributable to generic competition adversely impacting the Company's established products portfolio, the divestitures of STENDRA® and BELBUCA® and the decline in revenues of OPANA® ER resulting from the cessation of product shipments by September 1, 2017.

•
Specialty Products revenues increased 11 percent in third-quarter 2017 versus the same period in 2016, driven by strong performance from XIAFLEX® and other products within our Specialty Products portfolio. Sales of XIAFLEX®, our flagship Branded product, increased 10 percent compared to third-quarter 2016; this increase was primarily attributable to volume growth.

INTERNATIONAL PHARMACEUTICALS
During third-quarter 2017, Endo announced it had entered into a definitive agreement to sell its Mexican subsidiary, Somar, to Advent International. The transaction closed on October 25, 2017.
Third-quarter 2017 International Pharmaceuticals revenues were $56 million, compared to $71 million in the same period in 2016. The decline is primarily attributable to the sale of the Company’s South African business, Litha Healthcare Group, to Acino Pharma AG, which closed on July 3, 2017.
2017 FINANCIAL GUIDANCE
For the full twelve months ended December 31, 2017, at current exchange rates, Endo is reaffirming its full-year guidance on revenue, adjusted diluted EPS from continuing operations and adjusted EBITDA from continuing operations provided in August 2017. The Company estimates:

•	Total revenues to be between $3.38 billion to $3.53 billion;

•	Reported diluted GAAP loss per share from continuing operations to be between $4.94 and $4.64;

•	Adjusted diluted EPS from continuing operations to be between $3.35 to $3.65; and

•	Adjusted EBITDA from continuing operations to be between $1.48 billion to $1.56 billion.
The Company’s 2017 non-GAAP financial guidance is based on the following assumptions:

•	Adjusted gross margin of approximately 62.5% to 63.5%;

•	Adjusted operating expenses as a percentage of revenues of approximately 22.0%;

•	Adjusted interest expense of approximately $490 million to $500 million;

•	Adjusted effective tax rate of approximately 12.0% to 13.0%; and

•	Adjusted diluted EPS from continuing operations assumes full-year adjusted diluted shares outstanding of approximately 224 million shares.
BALANCE SHEET, LIQUIDITY AND OTHER UPDATES
As of September 30, 2017, the Company had $738 million in unrestricted cash; debt of $8.3 billion; net debt of approximately $7.5 billion and a net debt to adjusted EBITDA ratio of 4.2.
Third-quarter 2017 cash provided by operating activities was $83 million, compared to $115 million of net cash used in operating activities in the comparable 2016 period. The 2016 period was impacted by higher funding of payments related to settled U.S. mesh product liability claims.

During third-quarter 2017, the Company recorded pre-tax, non-cash asset impairment charges of $95 million, $78 million of which related to in-process research and development intangible assets in its U.S. Generic Pharmaceuticals segment and certain finite-lived intangible assets in its U.S. Branded Pharmaceuticals segment.
CONFERENCE CALL INFORMATION
Endo will conduct a conference call with financial analysts to discuss this press release today at 4:30 p.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 92375212. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from November 9, 2017 at 7:30 p.m. ET until 7:30 p.m. ET on November 12, 2017 by dialing U.S./Canada (855) 859-2056, International (404) 537-3406, and entering the passcode 92375212.
A simultaneous webcast of the call can be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available on the Company website for one year following the event. The replay can be accessed by clicking on the Investor Relations section of the Endo website.

FINANCIAL SCHEDULES
The following table presents Endo's unaudited Total Revenues for the three and nine months ended September 30, 2017 and 2016 (in thousands):

	Three Months Ended September 30,		Percent Growth	Nine Months Ended September 30,		Percent Growth
	2017	2016		2017	2016
U.S. Generic Pharmaceuticals:
U.S. Generics Base	$192,333	$263,431	(27)%	$647,415	$941,955	(31)%
Sterile Injectables	174,982	136,966	28%	486,928	386,900	26%
New Launches and Alternative Dosages	129,339	133,294	(3)%	647,606	353,584	83%
Total U.S. Generic Pharmaceuticals	$496,654	$533,691	(7)%	$1,781,949	$1,682,439	6%
U.S. Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$52,511	$47,695	10%	$152,113	$134,159	13%
SUPPRELIN® LA	20,638	19,392	6%	63,468	57,855	10%
Other Specialty (1)	40,634	35,298	15%	113,407	100,240	13%
Total Specialty Products	$113,783	$102,385	11%	$328,988	$292,254	13%
Established Products:
OPANA® ER	$14,756	$36,834	(60)%	$82,056	$120,058	(32)%
PERCOCET®	31,349	33,881	(7)%	93,183	103,182	(10)%
VOLTAREN® Gel	19,102	18,993	1%	53,646	82,030	(35)%
LIDODERM®	12,851	19,704	(35)%	37,705	66,455	(43)%
Other Established (2)	41,962	68,046	(38)%	133,572	213,019	(37)%
Total Established Products	$120,020	$177,458	(32)%	$400,162	$584,744	(32)%
Total U.S. Branded Pharmaceuticals (3)	$233,803	$279,843	(16)%	$729,150	$876,998	(17)%
Total International Pharmaceuticals	$56,430	$70,801	(20)%	$189,119	$209,324	(10)%
Total Revenues	$786,887	$884,335	(11)%	$2,700,218	$2,768,761	(2)%
__________

(1)	Products included within Other Specialty include TESTOPEL®, NASCOBAL® Nasal Spray, and AVEED®.

(2)	Products included within Other Established include, but are not limited to, TESTIM® and FORTESTA® Gel, including the authorized generic.

(3)
Individual products presented above represent the top two performing products in each product category and/or any product having revenues in excess of $25 million during any quarterly period in 2017 or 2016. LIDODERM® is separately presented as its revenues exceeded $25 million in certain quarterly periods in 2016.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three and nine months ended September 30, 2017 and 2016 (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
TOTAL REVENUES	$786,887	$884,335	$2,700,218	$2,768,761
COSTS AND EXPENSES:
Cost of revenues	514,522	557,472	1,722,885	1,878,395
Selling, general and administrative	135,880	186,735	468,675	558,160
Research and development	39,644	44,885	123,522	137,166
Litigation-related and other contingencies, net	(12,352)	18,256	(14,016)	28,715
Asset impairment charges	94,924	93,504	1,023,930	263,080
Acquisition-related and integration items	16,641	19,476	31,711	80,201
OPERATING LOSS FROM CONTINUING OPERATIONS	$(2,372)	$(35,993)	$(656,489)	$(176,956)
INTEREST EXPENSE, NET	127,521	112,184	361,267	340,896
LOSS ON EXTINGUISHMENT OF DEBT	—	—	51,734	—
OTHER (INCOME) EXPENSE, NET	(2,097)	(2,866)	(10,843)	402
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(127,796)	$(145,311)	$(1,058,647)	$(518,254)
INCOME TAX (BENEFIT) EXPENSE	(28,109)	46,185	(97,517)	(627,807)
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(99,687)	$(191,496)	$(961,130)	$109,553
DISCONTINUED OPERATIONS, NET OF TAX	3,017	(27,423)	(705,886)	(118,747)
CONSOLIDATED NET LOSS	$(96,670)	$(218,919)	$(1,667,016)	$(9,194)
Less: Net income attributable to noncontrolling interests	—	—	—	16
NET LOSS ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(96,670)	$(218,919)	$(1,667,016)	$(9,210)
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS—BASIC:
Continuing operations	$(0.45)	$(0.86)	$(4.31)	$0.49
Discontinued operations	0.02	(0.12)	(3.16)	(0.53)
Basic	$(0.43)	$(0.98)	$(7.47)	$(0.04)
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS—DILUTED:
Continuing operations	$(0.45)	$(0.86)	$(4.31)	$0.49
Discontinued operations	0.02	(0.12)	(3.16)	(0.53)
Diluted	$(0.43)	$(0.98)	$(7.47)	$(0.04)
WEIGHTED AVERAGE SHARES:
Basic	223,299	222,767	223,157	222,579
Diluted	223,299	222,767	223,157	223,060

The following table presents unaudited Condensed Consolidated Balance Sheet data at September 30, 2017 and December 31, 2016 (in thousands):

	September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$738,393	$517,250
Restricted cash and cash equivalents	361,137	282,074
Accounts receivable	531,488	992,153
Inventories, net	443,270	555,671
Assets held for sale	65,565	116,985
Other current assets	56,626	125,326
Total current assets	$2,196,479	$2,589,459
TOTAL NON-CURRENT ASSETS	9,698,992	11,685,650
TOTAL ASSETS	$11,895,471	$14,275,109
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$1,986,405	$2,470,016
Liabilities held for sale	13,456	24,338
Other current liabilities	42,260	140,391
Total current liabilities	$2,042,121	$2,634,745
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,246,605	8,141,378
OTHER LIABILITIES	841,761	797,397
TOTAL SHAREHOLDERS' EQUITY	764,984	2,701,589
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$11,895,471	$14,275,109

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the nine months ended September 30, 2017 and 2016 (in thousands):

	Nine Months Ended September 30,
	2017	2016
OPERATING ACTIVITIES:
Consolidated net loss	$(1,667,016)	$(9,194)
Adjustments to reconcile consolidated net loss to Net cash provided by operating activities:
Depreciation and amortization	742,936	716,332
Asset impairment charges	1,023,930	284,409
Other, including cash payments to claimants from Qualified Settlement Funds (1)	324,212	(548,170)
Net cash provided by operating activities	$424,062	$443,377
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	$(94,102)	$(88,087)
Acquisitions, net of cash acquired	—	(30,394)
Proceeds from sale of business and other assets, net	96,066	6,686
Increase in restricted cash and cash equivalents (1)	(624,145)	(588,455)
Decrease in restricted cash and cash equivalents (1)	545,379	898,288
Other	7,000	(19,172)
Net cash (used in) provided by investing activities	$(69,802)	$178,866
FINANCING ACTIVITIES:
Payments on borrowings, net	$(12,325)	$(305,634)
Other	(123,028)	(28,877)
Net cash used in financing activities	$(135,353)	$(334,511)
Effect of foreign exchange rate	$3,686	$1,497
Movement in cash held for sale	(1,450)	—
NET INCREASE IN CASH AND CASH EQUIVALENTS	$221,143	$289,229
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	517,250	272,348
CASH AND CASH EQUIVALENTS, END OF PERIOD	$738,393	$561,577

(1)
Included within the above Condensed Consolidated Statements of Cash Flows is the impact of payments into and out of QSFs for mesh-related product liability. Cash payments into QSFs result in a cash outflow for investing activities (CFI). Cash releases from QSFs result in a cash inflow for investing activities and a corresponding outflow for operating activities (CFO). The following table reflects the mesh-related payment activities for the nine months ended September 30, 2017 and 2016 by cash flow component:

	Nine Months Ended September 30,
	2017		2016
	Impact on CFO (a)	Impact on CFI	Impact on CFO (a)	Impact on CFI
Cash contributions to Qualified Settlement Funds	$—	$(623,128)	$—	$(587,782)
Cash payments to claimants from Qualified Settlement Funds	(545,379)	545,379	(898,288)	898,288
Cash payments made directly to claimants	(3,625)	—	(5,561)	—
Total	$(549,004)	$(77,749)	$(903,849)	$310,506

(a)	These amounts are included in "Other, including cash payments to claimants from Qualified Settlement Funds (1)" in the Condensed Consolidated Statements of Cash Flows above.

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of our non-GAAP financial measures, both historical and forward-looking, to their most directly comparable GAAP amounts. Refer to the "Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures" section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net loss attributable to Endo International plc (GAAP) to Adjusted EBITDA (non-GAAP) for the three and nine months ended September 30, 2017 and 2016 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss attributable to Endo International plc (GAAP)	$(96,670)	$(218,919)	$(1,667,016)	$(9,210)
Income tax (benefit) expense	(28,109)	46,185	(97,517)	(627,807)
Interest expense, net	127,521	112,184	361,267	340,896
Depreciation and amortization (18)	183,475	230,520	680,385	695,432
EBITDA (non-GAAP)	$186,217	$169,970	$(722,881)	$399,311

Inventory step-up and other cost savings (2)	$66	$14,208	$281	$111,787
Upfront and milestone-related payments (3)	775	1,770	6,952	5,875
Inventory reserve (decrease) increase from restructuring (4)	—	(9,041)	7,899	24,592
Royalty obligations (5)	—	—	—	(7,750)
Separation benefits and other restructuring (6)	80,693	18,823	120,078	45,820
Certain litigation-related and other contingencies, net (7)	(12,352)	18,256	(14,016)	28,715
Asset impairment charges (8)	94,924	93,504	1,023,930	263,080
Acquisition-related and integration costs (9)	1,201	7,907	8,137	55,422
Fair value of contingent consideration (10)	15,440	11,569	23,574	24,779
Loss on extinguishment of debt (11)	—	—	51,734	—
Share-based compensation	13,247	14,953	40,252	43,473
Other (income) expense, net (19)	(2,097)	(2,866)	(10,843)	402
Other adjustments	(58)	614	(75)	(781)
Discontinued operations, net of tax (15)	(3,017)	27,423	705,886	118,747
Net income attributable to noncontrolling interests (16)	—	—	—	16
Adjusted EBITDA (non-GAAP)	$375,039	$367,090	$1,240,908	$1,113,488

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of our (Loss) income from continuing operations (GAAP) to our Adjusted income from continuing operations (non-GAAP) for the three and nine months ended September 30, 2017 and 2016 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
(Loss) income from continuing operations (GAAP)	$(99,687)	$(191,496)	$(961,130)	$109,553
Non-GAAP adjustments:
Amortization of intangible assets (1)	161,413	211,548	615,490	636,061
Inventory step-up and other cost savings (2)	66	14,208	281	111,787
Upfront and milestone-related payments (3)	775	1,770	6,952	5,875
Inventory reserve (decrease) increase from restructuring (4)	—	(9,041)	7,899	24,592
Royalty obligations (5)	—	—	—	(7,750)
Separation benefits and other restructuring (6)	80,693	18,823	120,078	45,820
Certain litigation-related and other contingencies, net (7)	(12,352)	18,256	(14,016)	28,715
Asset impairment charges (8)	94,924	93,504	1,023,930	263,080
Acquisition-related and integration costs (9)	1,201	7,907	8,137	55,422
Fair value of contingent consideration (10)	15,440	11,569	23,574	24,779
Loss on extinguishment of debt (11)	—	—	51,734	—
Non-cash and penalty interest charges (12)	—	—	—	4,092
Other (13)	3,035	53	(1,133)	(5,437)
Tax adjustments (14)	(41,456)	48,418	(195,298)	(637,998)
Adjusted income from continuing operations (non-GAAP)	$204,052	$225,519	$686,498	$658,591

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three and nine months ended September 30, 2017 and 2016 (in thousands, except per share data):

Three Months Ended September 30, 2017
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income attributable to Endo International plc	Diluted (loss) income per share from continuing operations (17)
Reported (GAAP)	$786,887	$514,522	$272,365	35%	$274,737	35%	$(2,372)	—%	$125,424	$(127,796)	$(28,109)	22%	$(99,687)	$3,017	$(96,670)	$(0.45)
Items impacting comparability:
Amortization of intangible assets (1)	—	(161,413)	161,413		—		161,413		—	161,413	—		161,413	—	161,413	0.73
Inventory step-up and other cost savings (2)	—	(66)	66		—		66		—	66	—		66	—	66	—
Upfront and milestone-related payments (3)	—	(688)	688		(87)		775		—	775	—		775	—	775	—
Separation benefits and other restructuring (6)	—	(78,680)	78,680		(2,013)		80,693		—	80,693	—		80,693	—	80,693	0.36
Certain litigation-related and other contingencies, net (7)	—	—	—		12,352		(12,352)		—	(12,352)	—		(12,352)	—	(12,352)	(0.06)
Asset impairment charges (8)	—	—	—		(94,924)		94,924		—	94,924	—		94,924	—	94,924	0.43
Acquisition-related and integration costs (9)	—	—	—		(1,201)		1,201		—	1,201	—		1,201	—	1,201	0.01
Fair value of contingent consideration (10)	—	—	—		(15,440)		15,440		—	15,440	—		15,440	—	15,440	0.07
Other (13)	—	—	—		—		—		(3,035)	3,035	—		3,035	—	3,035	0.01
Tax adjustments (14)	—	—	—		—		—		—	—	41,456		(41,456)	—	(41,456)	(0.19)
Exclude discontinued operations, net of tax (15)	—	—	—		—		—		—	—	—		—	(3,017)	(3,017)	—
After considering items (non-GAAP)	$786,887	$273,675	$513,212	65%	$173,424	22%	$339,788	43%	$122,389	$217,399	$13,347	6%	$204,052	$—	$204,052	$0.91

Three Months Ended September 30, 2016
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense (benefit)	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income attributable to Endo International plc (16)	Diluted (loss) income per share from continuing operations (17)
Reported (GAAP)	$884,335	$557,472	$326,863	37%	$362,856	41%	$(35,993)	(4)%	$109,318	$(145,311)	$46,185	(32)%	$(191,496)	$(27,423)	$(218,919)	$(0.86)
Items impacting comparability:
Amortization of intangible assets (1)	—	(211,548)	211,548		—		211,548		—	211,548	—		211,548	—	211,548	0.95
Inventory step-up and other cost savings (2)	—	(14,208)	14,208		—		14,208		—	14,208	—		14,208	—	14,208	0.06
Upfront and milestone-related payments (3)	—	(664)	664		(1,106)		1,770		—	1,770	—		1,770	—	1,770	0.01
Inventory reserve decrease from restructuring (4)	—	9,041	(9,041)		—		(9,041)		—	(9,041)	—		(9,041)	—	(9,041)	(0.04)
Separation benefits and other restructuring (6)	—	(12,989)	12,989		(5,834)		18,823		—	18,823	—		18,823	—	18,823	0.08
Certain litigation-related and other contingencies, net (7)	—	—	—		(18,256)		18,256		—	18,256	—		18,256	—	18,256	0.08
Asset impairment charges (8)	—	—	—		(93,504)		93,504		—	93,504	—		93,504	—	93,504	0.42
Acquisition-related and integration costs (9)	—	—	—		(7,907)		7,907		—	7,907	—		7,907	—	7,907	0.04
Fair value of contingent consideration (10)	—	—	—		(11,569)		11,569		—	11,569	—		11,569	—	11,569	0.05
Other (13)	—	—	—		—		—		(53)	53	—		53	—	53	—
Tax adjustments (14)	—	—	—		—		—		—	—	(48,418)		48,418	—	48,418	0.22
Exclude discontinued operations, net of tax (15)	—	—	—		—		—		—	—	—		—	27,423	27,423	—
After considering items (non-GAAP)	$884,335	$327,104	$557,231	63%	$224,680	25%	$332,551	38%	$109,265	$223,286	$(2,233)	(1)%	$225,519	$—	$225,519	$1.01

Nine Months Ended September 30, 2017
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income attributable to Endo International plc	Diluted (loss) income per share from continuing operations (17)
Reported (GAAP)	$2,700,218	$1,722,885	$977,333	36%	$1,633,822	61%	$(656,489)	(24)%	$402,158	$(1,058,647)	$(97,517)	9%	$(961,130)	$(705,886)	$(1,667,016)	$(4.31)
Items impacting comparability:
Amortization of intangible assets (1)	—	(615,490)	615,490		—		615,490		—	615,490	—		615,490	—	615,490	2.75
Inventory step-up and other cost savings (2)	—	(281)	281		—		281		—	281	—		281	—	281	—
Upfront and milestone-related payments (3)	—	(2,039)	2,039		(4,913)		6,952		—	6,952	—		6,952	—	6,952	0.03
Inventory reserve increase from restructuring (4)	—	(7,899)	7,899		—		7,899		—	7,899	—		7,899	—	7,899	0.04
Separation benefits and other restructuring (6)	—	(85,367)	85,367		(34,711)		120,078		—	120,078	—		120,078	—	120,078	0.54
Certain litigation-related and other contingencies, net (7)	—	—	—		14,016		(14,016)		—	(14,016)	—		(14,016)	—	(14,016)	(0.06)
Asset impairment charges (8)	—	—	—		(1,023,930)		1,023,930		—	1,023,930	—		1,023,930	—	1,023,930	4.59
Acquisition-related and integration costs (9)	—	—	—		(8,137)		8,137		—	8,137	—		8,137	—	8,137	0.04
Fair value of contingent consideration (10)	—	—	—		(23,574)		23,574		—	23,574	—		23,574	—	23,574	0.11
Loss on extinguishment of debt (11)	—	—	—		—		—		(51,734)	51,734	—		51,734	—	51,734	0.23
Other (13)	—	—	—		—		—		1,133	(1,133)	—		(1,133)	—	(1,133)	(0.01)
Tax adjustments (14)	—	—	—		—		—		—	—	195,298		(195,298)	—	(195,298)	(0.88)
Exclude discontinued operations, net of tax (15)	—	—	—		—		—		—	—	—		—	705,886	705,886	—
After considering items (non-GAAP)	$2,700,218	$1,011,809	$1,688,409	63%	$552,573	20%	$1,135,836	42%	$351,557	$784,279	$97,781	12%	$686,498	$—	$686,498	$3.07

Nine Months Ended September 30, 2016
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net (loss) income attributable to Endo International plc (16)	Diluted income (loss) per share from continuing operations (17)
Reported (GAAP)	$2,768,761	$1,878,395	$890,366	32%	$1,067,322	39%	$(176,956)	(6)%	$341,298	$(518,254)	$(627,807)	121%	$109,553	$(118,747)	$(9,210)	$0.49
Items impacting comparability:
Amortization of intangible assets (1)	—	(636,061)	636,061		—		636,061		—	636,061	—		636,061	—	636,061	2.84
Inventory step-up and other cost savings (2)	—	(110,437)	110,437		(1,350)		111,787		—	111,787	—		111,787	—	111,787	0.50
Upfront and milestone-related payments (3)	—	(1,973)	1,973		(3,902)		5,875		—	5,875	—		5,875	—	5,875	0.03
Inventory reserve increase from restructuring (4)	—	(24,592)	24,592		—		24,592		—	24,592	—		24,592	—	24,592	0.11
Royalty obligations (5)	—	7,750	(7,750)		—		(7,750)		—	(7,750)	—		(7,750)	—	(7,750)	(0.03)
Separation benefits and other restructuring (6)	—	(19,394)	19,394		(26,426)		45,820		—	45,820	—		45,820	—	45,820	0.21
Certain litigation-related and other contingencies, net (7)	—	—	—		(28,715)		28,715		—	28,715	—		28,715	—	28,715	0.13
Asset impairment charges (8)	—	—	—		(263,080)		263,080		—	263,080	—		263,080	—	263,080	1.18
Acquisition-related and integration costs (9)	—	—	—		(55,422)		55,422		—	55,422	—		55,422	—	55,422	0.25
Fair value of contingent consideration (10)	—	—	—		(24,779)		24,779		—	24,779	—		24,779	—	24,779	0.11
Non-cash and penalty interest charges (12)	—	—	—		—		—		(4,092)	4,092	—		4,092	—	4,092	0.02
Other (13)	—	—	—		8,350		(8,350)		(2,913)	(5,437)	—		(5,437)	—	(5,437)	(0.02)
Tax adjustments (14)	—	—	—		—		—		—	—	637,998		(637,998)	—	(637,998)	(2.87)
Exclude discontinued operations, net of tax (15)	—	—	—		—		—		—	—	—		—	118,747	118,747	—
After considering items (non-GAAP)	$2,768,761	$1,093,688	$1,675,073	60%	$671,998	24%	$1,003,075	36%	$334,293	$668,782	$10,191	2%	$658,591	$—	$658,575	$2.95

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the Non-GAAP financial measures for the three and nine months ended September 30, 2017 and 2016 are as follows:

(1)	Adjustments for amortization of commercial intangible assets included the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Amortization of intangible assets excluding fair value step-up from contingent consideration	$151,250	$198,117	$585,025	$606,090
Amortization of intangible assets related to fair value step-up from contingent consideration	10,163	13,431	30,465	29,971
Total	$161,413	$211,548	$615,490	$636,061

(2)	Adjustments for inventory step-up and other cost savings included the following (in thousands):

	Three Months Ended September 30,
	2017		2016
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Fair value step-up of inventory sold	$66	$—	$11,129	$—
Excess manufacturing costs that will be eliminated pursuant to integration plans	—	—	3,079	—
Total	$66	$—	$14,208	$—

	Nine Months Ended September 30,
	2017		2016
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Fair value step-up of inventory sold	$281	$—	$99,099	$957
Excess manufacturing costs that will be eliminated pursuant to integration plans	—	—	11,338	393
Total	$281	$—	$110,437	$1,350

(3)	Adjustments for upfront and milestone-related payments to partners included the following (in thousands):

	Three Months Ended September 30,
	2017		2016
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based milestones	$688	$—	$664	$—
Development-based milestones	—	87	—	1,106
Total	$688	$87	$664	$1,106

	Nine Months Ended September 30,
	2017		2016
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based milestones	$2,039	$—	$1,973	$—
Development-based milestones	—	4,913	—	3,902
Total	$2,039	$4,913	$1,973	$3,902

(4)
To exclude charges reflecting adjustments to excess inventory reserves related to the 2017 U.S. Generics Pharmaceuticals restructuring initiative and 2016 U.S. Generic Pharmaceuticals restructuring initiative during the nine months ended September 30, 2017 and 2016 and exclude decreases of excess inventory reserves recorded during the three months ended September 30, 2016, primarily related to the 2016 U.S. Generic Pharmaceuticals restructuring initiative. This 2016 adjustment resulted from the sell-through of certain inventory previously reserved.

(5)	To adjust for the reversal of the remaining VOLTAREN® Gel minimum royalty obligations as a result of a generic entrant during the first quarter of 2016.

(6)	Adjustments for separation benefits and other restructuring included the following (in thousands):

	Three Months Ended September 30,
	2017		2016
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$19,535	$284	$5,564	$9,234
Accelerated depreciation and product discontinuation	59,805	—	7,425	(4,968)
Other	(660)	1,729	—	1,568
Total	$78,680	$2,013	$12,989	$5,834

	Nine Months Ended September 30,
	2017		2016
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$21,805	$19,539	$11,969	$18,008
Accelerated depreciation and product discontinuation charges	59,805	398	7,425	2,803
Other	3,757	14,774	—	5,615
Total	$85,367	$34,711	$19,394	$26,426

(7)	To exclude litigation-related settlement charges, reimbursements and certain settlements related to intellectual property suits previously filed by our subsidiaries.

(8)	To exclude pre-tax, non-cash goodwill, intangible asset and property, plant and equipment impairment charges.
During the third quarter of 2017, we recorded total pre-tax, non-cash impairment charges of $95 million. Approximately $17 million was related to property, plant and equipment charges related to our previously announced restructuring initiatives and held-for-sale accounting for Somar. The remaining charges during the third quarter were largely the result of market conditions impacting the recoverability of certain indefinite and finite-lived intangible assets in our U.S. Generic Pharmaceuticals and U.S. Branded Pharmaceuticals segments.
During the second quarter of 2017, we recorded total pre-tax, non-cash impairment charges of $725 million. We announced the 2017 U.S. Generic Pharmaceuticals restructuring initiative in July 2017, which includes the discontinuation of certain commercial products. As a result, we assessed the recoverability of the impacted products, resulting in pre-tax, non-cash intangible asset impairment charges of approximately $58 million. We also recorded property, plant and equipment impairments related to this restructuring totaling $32 million. As a result of the decision to withdrawal OPANA® ER, we determined that the carrying amount of this intangible asset was no longer recoverable, resulting in a pre-tax, non-cash impairment charge of $21 million, representing the remaining carrying amount. As a result of the aforementioned actions related to OPANA® ER and the continued erosion of its U.S. Branded Pharmaceuticals segment’s Established Products portfolio, we initiated an interim goodwill impairment analysis of our Branded reporting unit. We recorded a pre-tax, non-cash asset impairment charge of $180 million for the amount by which the carrying amount exceeded the reporting unit’s fair value. We entered into a definitive agreement to sell Somar on June 30, 2017, which resulted in Somar’s assets and liabilities being classified as held for sale. The initiation of held-for-sale accounting, together with the agreed upon sale price, triggered an impairment review. Accordingly, we performed an impairment analysis using a market approach and determined that impairment charges were required. We recorded pre-tax non-cash impairment charges of $26 million, $90 million and $10 million related to Somar’s goodwill, other intangible assets and property, plant and equipment, respectively. The remaining charges during the second quarter were largely the result of market conditions impacting the recoverability of certain indefinite and finite-lived intangible assets in our U.S. Generic Pharmaceuticals, U.S. Branded Pharmaceuticals and International Pharmaceuticals segments.
During the first quarter of 2017, we recorded total impairment charges of $204 million. Pursuant to an existing agreement with Novartis AG, Endo's subsidiary, Paladin Labs Inc., licensed the Canadian rights to commercialize serelaxin, an investigational drug for the treatment of acute heart failure (AHF). On March 22, 2017, Novartis announced that a Phase III study of serelaxin in patients with AHF failed to meet its primary endpoints. As a result, Endo has concluded that its serelaxin in-process research and development intangible asset is fully impaired resulting in a $45 million non-cash impairment charge. As a result of the serelaxin intangible impairment, Endo assessed the recoverability of its Paladin goodwill balance and determined that the estimated fair value of the Paladin reporting unit was below its book value, resulting in a non-cash goodwill impairment charge of $83 million. The remaining charges were largely the result of certain market conditions impacting the recoverability of developed technology intangible assets in Endo's U.S. Generic Pharmaceuticals segment.

During the three and nine months ended September 30, 2016, we recorded pre-tax, non-cash impairment charges of $94 million and $263 million, respectively. As a result of unfavorable formulary changes and generic competition for sumatriptan, we experienced a downturn in the performance of our SUMAVEL® DOSEPRO® product, resulting in a non-cash impairment charge of $73 million during the third quarter of 2016. Also during the third quarter of 2016, we determined that we would not pursue commercialization of a product in certain international markets, resulting in a non-cash asset impairment charge of $16 million. As a result of the 2016 U.S. Generic Pharmaceuticals restructuring initiative, we recorded $100 million of non-cash impairment charges during the first quarter of 2016 resulting from the discontinuation of certain commercial products and the abandonment of certain IPR&D projects. The remaining charges during the three and nine months ended September 30, 2016 were largely the result of market and regulatory conditions impacting the recoverability certain indefinite and finite-lived intangible assets in our U.S. Generic Pharmaceuticals segment.

(9)	Adjustments for acquisition and integration items primarily relate to various acquisitions. Amounts included the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Integration costs (primarily third-party consulting fees)	$—	$7,125	$4,476	$38,311
Transition services	—	1,259	—	9,729
Other	1,201	(477)	3,661	7,382
Total	$1,201	$7,907	$8,137	$55,422

(10)	To exclude the impact of changes in the fair value of contingent consideration resulting from changes in market conditions impacting the commercial potential of the underlying products.

(11)	To exclude the loss on the extinguishment of debt associated with our April 2017 refinancing.

(12)	To exclude penalty interest charges.

(13)	Adjustments to other included the following (in thousands):

	Three Months Ended September 30,
	2017		2016
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$3,005	$—	$(114)
Other miscellaneous	—	30	—	167
Total	$—	$3,035	$—	$53

	Nine Months Ended September 30,
	2017		2016
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$(2,922)	$—	$1,558
Other miscellaneous expense (income)	—	1,789	(8,350)	1,355
Total	$—	$(1,133)	$(8,350)	$2,913

(14)
Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.

As previously disclosed, during the second quarter of 2016, Endo recorded a discrete GAAP tax benefit of $636 million arising from outside basis differences generated as part of a legal entity restructuring. This benefit and the associated component of the 2016 U.S. federal return to provision adjustment recorded in the third quarter of 2017 were excluded from our adjusted effective tax rate in accordance with the Company’s non-GAAP accounting policy.

(15)	To exclude the results of the businesses reported as discontinued operations, net of tax in the Condensed Consolidated Statement of Operations.

(16)	Net income attributable to noncontrolling interests is excluded from Adjusted EBITDA (non-GAAP) and Net (loss) income attributable to Endo International plc.

(17)	Calculated as income (loss) from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP EPS	223,299	222,767	223,157	223,060
Non-GAAP EPS	224,216	223,139	223,779	223,060

(18)
Depreciation and amortization per the Adjusted EBITDA reconciliations do not include certain depreciation amounts reflected in other lines of the reconciliations, including Acquisition-related and integration costs and Separation benefits and other restructuring.

(19)	To exclude Other (income) expense, net per the Condensed Consolidated Statement of Operations.

Reconciliation of Adjusted Diluted Earnings Per Share Guidance (non-GAAP)
The following table provides a reconciliation of our Projected GAAP diluted loss per share from continuing operations to our Adjusted diluted earnings per share from continuing operations for 2017:

	Year Ending
	December 31, 2017
Projected GAAP diluted loss per share from continuing operations	$(4.94)	to	$(4.64)
Amortization of commercial intangible assets		3.44
Acquisition related, integration and restructuring charges and certain excess costs that will be eliminated pursuant to integration plans		1.10
Asset impairment charges		4.57
Loss on extinguished debts		0.23
Other		(0.07)
Tax effect of pre-tax adjustments at applicable tax rates		(0.98)
Adjusted diluted earnings per share from continuing operations	$3.35	to	$3.65
The Company's guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed and pending business development transactions as of November 9, 2017.

Reconciliation of Net Debt Leverage Ratio (non-GAAP)
The following table provides a reconciliation of our Net loss attributable to Endo International plc (GAAP) to our Adjusted EBITDA (non-GAAP) for the twelve months ended September 30, 2017 (in thousands) and the calculation of our Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended September 30, 2017
Net loss attributable to Endo International plc (GAAP)	$(5,004,872)
Income tax (benefit) expense	(169,794)
Interest expense, net	473,050
Depreciation and amortization (18)	940,755
EBITDA (non-GAAP)	$(3,760,861)

Inventory step-up and other cost savings	$14,193
Upfront and milestone-related payments	9,407
Inventory reserve decrease from restructuring	7,762
Separation benefits and other restructuring	157,294
Certain litigation-related and other contingencies, net	(18,781)
Asset impairment charges	4,542,015
Acquisition-related and integration costs	16,493
Fair value of contingent consideration	22,618
Loss on extinguishment of debt	51,734
Share-based compensation	55,435
Other income, net	(11,583)
Other adjustments	706
Discontinued operations, net of tax	710,417
Adjusted EBITDA (non-GAAP)	$1,796,849

Calculation of Net Debt:
Debt	$8,280,810
Cash (excluding Restricted Cash)	738,393
Net Debt (non-GAAP)	$7,542,417

Calculation of Net Debt Leverage:
Net Debt Leverage Ratio (non-GAAP)	4.2

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These Non-GAAP financial measures are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted earnings per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted EBITDA and Non-GAAP adjusted net income from continuing operations and its components (unlike U.S. GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures, except for projected adjusted diluted EPS from continuing operations. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amount of which could be significant.
See Endo's Current Report on Form 8-K furnished today to the Securities and Exchange Commission for an explanation of Endo's non-GAAP financial measures.
About Endo International plc
Endo International plc (NASDAQ: ENDP) is a highly focused generics and specialty branded pharmaceutical company delivering quality medicines to patients in need through excellence in development, manufacturing and commercialization. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to the statements by Mr. Campanelli, as well as other statements regarding product development, market potential, corporate strategy, optimization efforts and restructurings, expected growth and regulatory approvals, together with Endo’s earnings per share from continuing operations amounts, product net sales, revenue forecasts and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.
All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements.

Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading "Risk Factors" in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 484-216-0000.
SOURCE Endo International plc
Investors/Media: Stephen Mock, (845) 364-4833; Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Nina Goworek, (484) 216-6657
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